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                                                                    EXHIBIT 99.2


        PEDIATRIX MEDICAL GROUP, INC. AND MAGELLA HEALTHCARE CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                        CONSOLIDATED FINANCIAL STATEMENTS

         On May 15, 2001, Pediatrix Medical Group, Inc. ("Pediatrix") and Magella Healthcare Corporation ("Magella") completed their previously announced merger pursuant to the Agreement and Plan of Merger dated as of February 14, 2001 among Pediatrix, Infant Acquisition Corp., a wholly owned subsidiary of Pediatrix ("Infant Acquisition"), and Magella. Infant Acquisition was merged with and into Magella with Magella surviving the merger as a wholly owned subsidiary of Pediatrix. Both Pediatrix and Magella, through their respective subsidiaries and affiliated physician groups, provide neonatal and perinatal physician services in the United States.

         The following unaudited pro forma condensed combined consolidated financial statements have been prepared to illustrate the effects of the merger on the historical financial position and operation results of Pediatrix using the purchase method of accounting. The following unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2001 gives effect to the merger as if it occurred as of that date. The following unaudited pro forma condensed combined consolidated statement of income for the three months ended March 31, 2001 gives effect to the merger as if it had occurred as of January 1, 2001.

         The pro forma information is based upon, and should be read in conjunction with, the historical consolidated financial statements of Pediatrix and the historical consolidated financial statements of Magella, including the accompanying notes thereto. For Pediatrix, those financial statements are incorporated by reference to Pediatrix's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and Pediatrix's Annual Report on Form 10-K for the year ended December 31, 2000, as amended. For Magella, those financial statements are included in Item 7(a) of this Current Report on Form 8-K/A and incorporated by reference to Pediatrix's Registration Statement on Form S-4, as amended (Registration No. 333-57164).

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the consolidated financial position or consolidated results of operations that would have been reported had the merger occurred on the dates indicated, nor does this pro forma information represent a forecast of the consolidated financial position at any future date or the consolidated results of operations for any future period.

         No effect has been given in the unaudited pro forma condensed combined consolidated statement of income for costs that may be incurred in integrating the operations of the two companies.


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        PEDIATRIX MEDICAL GROUP, INC. AND MAGELLA HEALTHCARE CORPORATION

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                           CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2001
                            (IN THOUSANDS, UNAUDITED)



                                                  HISTORICAL        HISTORICAL                                  PRO FORMA
                                                  PEDIATRIX           MAGELLA           ADJUSTMENTS            AS ADJUSTED
                                                 -------------     --------------      ---------------        --------------
ASSETS

Current assets:
   Cash                                          $      1,756      $         997      $           --          $       2,753
   Accounts receivable, net                            67,086             11,867                  --                 78,953
   Prepaid expenses                                       906              1,032                  --                  1,938
   Other current assets                                   917              5,673              (5,673)   (b)             917
                                                 ------------      --------------      ---------------        --------------
     Total current assets                              70,665             19,569              (5,673)                84,561

Property and equipment, net                            10,024              4,029                  --                 14,053
Other assets, net                                     239,384            101,669             106,545    (a10)       447,598
                                                 ------------      --------------      ---------------        --------------
     Total assets                                $    320,073      $     125,267       $     100,872           $    546,212
                                                 ============      ==============      ===============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Line of credit                                $     15,800      $      26,600       $       2,446    (c)    $     44,846
   Current portion of long-term debt                       --              8,250              (5,000)   (a8)          3,250
   Current portion of capital lease obligations            --                224                  --                    224
   Accounts payable and accrued expenses               28,260              4,772               1,750    (a4)         38,682
                                                                                               1,520    (a6)
                                                                                                 500    (a7)

                                                                                               1,880    (a9)
   Income taxes payable                                 8,059              2,658                  --                 10,717
   Deferred income taxes                               10,538                 --              (5,673)   (b)           4,865
                                                 ------------      --------------      ---------------        --------------
     Total current liabilities                         62,657             42,504              (2,577)               102,584

Long-term debt                                             --             15,238              (2,446)   (c)          12,792
Deferred income taxes                                   7,512              1,628                  --                  9,140
Capital lease obligations                                  --                364                  --                    364
Deferred compensation                                   3,899                 --                  --                  3,899
                                                 ------------      --------------      ---------------        --------------
     Total liabilities                                 74,068             59,734              (5,023)               128,779
                                                 ------------      --------------      ---------------        --------------

Convertible preferred stock                                --             41,781             (41,781)   (a5)             --

Shareholder's equity:
   Common stock                                           159                446                (446)   (a5)            232
                                                                                                  71    (a1)
                                                                                                   2    (a2)
   Additional paid-in capital                         136,041             17,492             (17,492)   (a5)        307,396
                                                                                             147,849    (a1)
                                                                                               4,574    (a2)
                                                                                              18,932    (a3)
   Retained earnings                                  109,805              5,814              (5,814)   (a5)        109,805
                                                 ------------      --------------      ---------------        --------------
     Total stockholders' equity                       246,005             23,752             147,676                417,433
                                                 ------------      --------------      ---------------        --------------
   Total liabilities and shareholders' equity    $    320,073      $     125,267       $     100,872          $     546,212
                                                 ============      ==============      ===============        ==============








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        PEDIATRIX MEDICAL GROUP, INC. AND MAGELLA HEALTHCARE CORPORATION

     UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS, UNAUDITED)



                                                   HISTORICAL          HISTORICAL                            PRO FORMA
                                                    PEDIATRIX            MAGELLA         ADJUSTMENTS        AS ADJUSTED
                                                 ----------------     --------------    --------------      -------------
Net revenue                                         $     63,920       $     23,507     $          --       $     87,427
                                                 ----------------     --------------    --------------      -------------

Cost and expenses:

   Salaries and benefits                                  46,480             13,808                --             60,288

   Supplies and other operating expenses                   6,857              2,010                --              8,867

   Depreciation and amortization                           3,578              1,683             1,066  (d)         6,327
                                                 ----------------     --------------    --------------      -------------

     Total operating expenses                             56,915             17,501             1,066             75,482
                                                 ----------------     --------------    --------------      -------------

   Operating income                                        7,005              6,006            (1,066)            11,945

Interest expense, net                                        452                840               (38) (e)         1,254
                                                 ----------------     --------------    --------------      -------------

Income before tax                                          6,553              5,166            (1,028)            10,691

   Provision for income taxes                              2,949              2,170                16  (e)         5,135
                                                 ----------------     --------------    --------------      -------------

Net income                                          $      3,604      $       2,996     $      (1,013)      $      5,587
                                                 ================     ==============    ==============      =============


Per share data:

   Net income per common and
     common equivalent share:

     Basic                                       $          0.23                                            $      0.24
                                                 ================                                           =============

     Diluted                                     $          0.22                                            $      0.23    (g)
                                                 ================                                           =============


Weighted average shares used
   in computing net income per
   common and common
   equivalent share:

     Basic                                                15,895                                7,293  (f)       23,188
                                                 ================                       ==============      =============

     Diluted                                              16,692                                8,210  (f)       24,902
                                                 ================                       ==============      =============



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        PEDIATRIX MEDICAL GROUP, INC. AND MAGELLA HEALTHCARE CORPORATION

          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                              FINANCIAL STATEMENTS

The purchase price for Magella pursuant to the Merger Agreement is comprised of the following:

         o Pediatrix issued 7,074,100 shares of its common stock in exchange for all the outstanding shares of Magella common and preferred stock. In the merger, holders of outstanding shares of Magella stock received one-thirteenth of a share of Pediatrix common stock for each outstanding share of Magella common stock that they held or each share of Magella common stock into which outstanding shares of other classes or series of Magella stock that they held were convertible immediately prior to the merger.

         o Pediatrix issued 218,699 shares of its common stock in exchange for shares of Magella nonvoting common stock issued immediately prior to the merger upon the previously agreed, cashless exercise of certain outstanding Magella warrants. The cashless exercise was based upon the average daily closing price of Pediatrix common stock for the five consecutive trading days immediately preceding May 15, 2001, the effective date of the merger, which average price was $26.91.

         o Pursuant to the merger agreement, each outstanding option to purchase Magella common stock that was issued by Magella and not exercised at the effective time of the merger became an option to purchase the number of shares of Pediatrix common stock equal to one-thirteenth of the number of shares of Magella common stock which could have been obtained immediately before the effective time of the merger upon the exercise of the option. The exercise price of each such option per share of Pediatrix common stock equals the exercise price per share of Magella common stock subject to the option immediately before the effective date of the merger multiplied by 13. All Magella stock options issued prior to the date of the merger agreement became vested immediately prior to the effective date of the merger.

The pro forma adjustments for the transaction are as follows:

(a)      To record the purchase price for Magella paid by Pediatrix.

         For purposes of the pro forma financial information, the value of Pediatrix common stock issued in the merger is based on the average of the closing prices of the Pediatrix common stock as quoted on the New York Stock Exchange for the two trading days prior to and the two days after the announcement of the merger. Such average amount was $20.91 per share. In addition, the estimated fair value of the obligation to furnish Pediatrix common stock upon the exercise of Magella stock options after the merger was based on the Black-Scholes option pricing model.

         For purposes of the unaudited pro forma condensed combined consolidated financial statements, the purchase price has been allocated as follows (in thousands):

(1)      Fair value of Pediatrix common stock issued for the outstanding stock
         of Magella (approximately 7.1 million shares)..............    $147,920

(2) Fair value of Pediatrix common stock issued or to be issued for Magella nonvoting common stock issued immediately prior to the merger upon the previously agreed, cashless exercise of certain outstanding Magella
         warrants (approximately 219,000 shares)....................       4,576



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


 (3)     Fair value of Magella options for approximately 1,389,000
         shares of Pediatrix common stock to be issued
         upon exercise............................................      18,932

 (4)     Estimated direct transaction costs.......................       1,750
                                                                      --------

         Total purchase price.....................................    $173,178
                                                                      ========

         Allocation of the purchase price:

 (5) Net book value of Magella (including convertible preferred stock) (Pediatrix management believes that the book value of assets acquired, except goodwill, and liabilities assumed approximates
         fair value)...............................................    $65,533

 (6) Adjust liabilities for employment severance (determined based upon contractual commitments as a result of the change
         in control)...............................................     (1,520)

 (7) Adjust liabilities for office closure and relocation (costs associated with the closure of Magella's corporate office and the relocation of staff and office equipment as determined by Pediatrix management in
         accordance with EITF 95-3)................................       (500)

 (8)     Adjust current portion of long-term debt to reflect conversion of
         certain of Magella's subordinated convertible notes.......      5,000

 (9)     Accrue for Magella transaction costs and other expenses...     (1,880)

(10)     Goodwill..................................................    106,545
                                                                      --------
         Total.....................................................   $173,178
                                                                      ========

         Pediatrix is in the process of identifying the fair values of tangible assets acquired. It is expected that the remaining excess cost will be recorded as goodwill and amortized over a period of 25 years. Pediatrix does not believe that there will be any significant intangible assets recorded, other than goodwill, as a result of the transaction.

 (b) To reclassify deferred tax assets on the consolidated balance sheet of Magella to a net deferred tax liability for Pediatrix.

 (c) Certain of Magella's subordinated convertible notes contain provisions giving their holders an option to accelerate payment of such debt upon the occurrence of certain events, including the merger. As a result of the merger, the holders of approximately $2,446,000 in convertible notes elected to accelerate the payment of such debt. Pediatrix used funds available under its existing line of credit to repay these subordinated convertible notes.

 (d) To record the amortization of the excess of cost over net assets acquired resulting from the allocation of the purchase price over the estimated fair value of tangible assets acquired. The pro forma adjustments assume a 25-year amortization period. Such amortization will not be deductible for tax purposes.

 (e) To record the interest savings as a result of the conversion of certain of Magella's subordinated convertible notes.

 (f) The weighted average number of shares of Pediatrix common stock to be issued in connection with the transaction. The outstanding shares used in the diluted net income per share calculation includes the weighted average number of shares of Pediatrix common stock to be issued upon the conversion of the Magella convertible subordinated notes.

 (g) The calculation of diluted net income per share includes the reversal of interest expense, net of tax, recorded on the Magella convertible subordinated notes of approximately $137,000.


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